SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
(Amendment #1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2014

AXIM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

18 East 50th Street, 5th Floor, New York, NY 10022
(Address of principal executive offices)

(212) 751-0001
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On March 17, 2014, our former majority stockholder and former director the Company, Rosemary Samuels, entered into stock purchase agreements with Sanammad Foundation and Medical Marijuana, Inc. our current majority stockholders.  Pursuant to the agreements, Sanammad Foundation and Medical Marijuana, Inc. each acquired 10,000,000 shares of common stock and 500,000 shares of preferred stock for a total purchase price of $30,000.  In addition, Sanammad Foundation and Medical Marijuana, Inc. each acquired 4,943,650 shares of common stock from 9 individual shareholders for a total purchase price of $19,800.  The 14,943,650 shares of common stock purchased by Sanammad Foundation and Medical Marijuana, Inc. represents approximately 91% of our issued and outstanding common stock and the 1,000,000 shares of preferred stock purchased by Sanammad Foundation and Medical Marijuana, Inc. represents 100% of our issued and outstanding preferred stock.  Each holder of preferred stock is entitled to 100 votes per share.  In conjunction with the purchase transactions, Ms. Samuels appointed the principals of Sanammad Foundation as directors of the Company prior to her resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AXIM International, Inc.
/s/	Dr. George E. Anastassov
By:	Dr. George E. Anastassov
Its:	Chief Executive Officer